SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2004

CCH II, LLC
CCH II CAPITAL CORP.
(Exact name of registrants as specified in their charters)

Delaware
Delaware
(State or Other Jurisdiction of Incorporation or Organization)

333-111423 333-111423-01	030511293 134257703
(Commission File Number)	(I.R.S. Employer Identification Number)

12405 Powerscourt Drive
St. Louis, Missouri   63131
(Address of principal executive offices including zip code)

(314) 965-0555
(Registrants' telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

ITEM 8.01. OTHER EVENTS.

Charter Communications, Inc., the indirect parent company and manager of CCH II, LLC and CCH II Capital Corp., today announced that its indirect subsidiaries, CCO Holdings, LLC and CCO Holdings Capital Corp., intend to offer Senior Floating Rate Notes for gross estimated proceeds of approximately $500 million in a private transaction. It is expected that the net proceeds from this proposed offering will be used to pay down debt and for general corporate purposes. The entirety of the press release appearing in Exhibit 99.1 hereto is not filed but furnished pursuant to Regulation FD.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

The following exhibit is not filed but furnished pursuant to Item 8.01:

Exhibit Number	Description
99.1	Press release dated December 1, 2004. (Incorporated by reference to Exhibit 99.1 to the current report on Form 8-K of Charter Communications, Inc. filed on December 1, 2004 (File No. 000-27927)).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, CCH II, LLC and CCH II Capital Corp. have duly caused this Current Report to be signed on their behalf by the undersigned hereunto duly authorized.

CCH II, LLC
Registrant
By: CHARTER COMMUNICATIONS, INC., Sole Manager

Dated: December 1, 2004

By: /s/ Paul E. Martin
Name: Paul E. Martin
Title: Interim Co-Chief Financial Officer,
Senior Vice President and Corporate Controller
(Co-Principal Financial Officer and Principal
Accounting Officer)

CCH II CAPITAL CORP.
Registrant

Dated: December 1, 2004

By: /s/ Paul E. Martin
Name: Paul E. Martin
Title: Interim Co-Chief Financial Officer,
Senior Vice President and Corporate Controller
(Co-Principal Financial Officer and Principal
Accounting Officer)

EXHIBIT INDEX
Exhibit Number	Description
99.1	Press release dated December 1, 2004. (Incorporated by reference to Exhibit 99.1 to the current report on Form 8-K of Charter Communications, Inc. filed on December 1, 2004 (File No. 000-27927)).